   As filed with the Securities and Exchange Commission on September 24, 1996
                                                           Registration No. 333-
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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ANNUITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                              06-1356481
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     AMERICAN ANNUITY GROUP CAPITAL TRUST I
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                                              31-6538556
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           AAG HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                        OHIO                                                31-1475936
          (State or other jurisdiction of                                (I.R.S. Employer
           incorporation or organization)                             Identification Number)

                             250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 333-5300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

         with copies to:                   MARK F. MUETHING, ESQ.                  with copies to:
      Gary P. Kreider, Esq.            Senior Vice President, General          Timothy E. Hoberg, Esq.
   Keating, Muething & Klekamp,            Counsel and Secretary             Taft, Stettinius & Hollister
               P.L.L.
       1800 Provident Tower             American Annuity Group, Inc.            1800 Star Bank Center
      One East Fourth Street               250 East Fifth Street                  425 Walnut Street
      Cincinnati, Ohio 45202               Cincinnati, Ohio 45202               Cincinnati, Ohio 45202
          (513) 579-6411                       (513) 333-5515                       (513) 381-2838

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

    Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
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

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                   PROPOSED         PROPOSED
                                                                    MAXIMUM          MAXIMUM
                                                                   AGGREGATE        AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF              AMOUNT TO BE     OFFERING PRICE      OFFERING       REGISTRATION
         SECURITIES TO BE REGISTERED           REGISTERED(1)    PER SECURITY(2)     PRICE(2)          FEE(2)
 -----------------------------------------------------------------------------------------------------------------
       % Trust Originated Preferred
     Securities of American
     Annuity Group Capital Trust I (3)......      3,450,000         $25.00         $86,250,000        $29,742
       % Subordinated Debentures due
                  , 2026, of AAG Holding
     Company, Inc. (3)......................
   Guarantee of Preferred Securities of
     American Annuity Group Capital Trust I
     by American Annuity Group, Inc. (4)....
   Guarantee of Subordinated Debentures of
     AAG Holding Company, Inc. by
     American Annuity Group, Inc. (5).......
==================================================================================================================

(1) Includes 450,000 Preferred Securities subject to an Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) The  % Subordinated Debentures will be purchased by American Annuity Group
    Capital Trust I with the proceeds of the sale of the      % Trust Originated
    Preferred Securities. No separate consideration will be received for the
    issuance of the      % Subordinated Debentures. Pursuant to Rule 457(a), no
    separate fee is payable with respect to the      % Subordinated Debentures.

(4) Includes back-up undertakings, consisting of obligations of American Annuity Group, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses and debts of American Annuity Group Capital Trust I. No separate consideration will be received for the Guarantee or any back-up undertakings.

(5) No separate consideration will be received for the American Annuity Group, Inc. Guarantee. Pursuant to Rule 457(a), no separate fee is payable with respect to the American Annuity Group, Inc. Guarantee.

                               ------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1996
PROSPECTUS

                         3,000,000 PREFERRED SECURITIES

                     AMERICAN ANNUITY GROUP CAPITAL TRUST I
             % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                          AMERICAN ANNUITY GROUP, INC.
                            ------------------------
     The   % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby (the "Offering") represent preferred undivided beneficial interests in the assets of American Annuity Group Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). American Annuity Group, Inc., a Delaware corporation ("AAG" or the "Company"), will indirectly own all the common securities (the "Common Securities" and,
                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

     Application will be made to list the Preferred Securities on the New York Stock Exchange, Inc. ("NYSE"). If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

                                                            INITIAL PUBLIC       UNDERWRITING          PROCEEDS
                                                           OFFERING PRICE(1)    COMMISSIONS(2)      TO TRUST(3)(4)
- --------------------------------------------------------------------------------------------------------------------
Per Preferred Security..................................        $25.00                (3)               $25.00
- --------------------------------------------------------------------------------------------------------------------
Total (5)...............................................      $75,000,000             (3)             $75,000,000
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from            , 1996.

(2) The Trust, the Company and AAG Holding have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) Because the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debentures, AAG Holding will pay to the Underwriters as compensation ("Underwriters' Compensation") for arranging the investment therein of such proceeds, $
    per Preferred Security (or $         in the aggregate); provided, that such
    compensation for sales of 10,000 or more Preferred Securities to a single
    purchaser will be $   per Preferred Security. Therefore, to the extent of
    such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the Offering, which are payable by AAG Holding, are estimated to
    be $         .

(5) The Trust and the Company have granted to the Underwriters an option exercisable for 30 days to purchase up to an additional 450,000 Preferred Securities at the initial public offering price per Preferred Security solely to cover over-allotments, if any. AAG Holding will pay to the Underwriters, as Underwriters' Compensation, the commission set forth above in footnote (3) with respect to such additional Preferred Securities. If such option is exercised in full, the Initial Public Offering Price, Underwriters' Compensation, and Proceeds to the Trust will be $86,250,000, and $86,250,000, respectively. See "Underwriting."
                            ------------------------

     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
  , 1996.
                            ------------------------
                              MERRILL LYNCH & CO.
                            ------------------------
               The date of this Prospectus is             , 1996.
  SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of
                           Merrill Lynch & Co., Inc.

(continued from previous page)

together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and
investing the proceeds thereof in an equivalent amount of     % Subordinated
Debentures due           , 2026 ("Subordinated Debentures") of AAG Holding
Company, Inc. ("AAG Holding"), an Ohio corporation and wholly-owned subsidiary of the Company. The Subordinated Debentures are fully and unconditionally guaranteed (the "Debt Guarantee") on a subordinated basis as to payment of principal, premium, if any, and interest by the Company. Upon a Declaration Event of Default (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of     % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1997 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which, together with the Debt Guarantee and interest and principal payments received on the Subordinated Debentures, will be the only assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Trust Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the Trust Guarantee, taken together with its back-up undertakings, consisting of obligations of AAG Holding as set forth in the Declaration of Trust (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures, and the Debt Guarantee, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Effect of Obligations Under the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee" herein and "Description of Trust Guarantee." If AAG Holding does not make principal or interest payments on the Subordinated Debentures, as a result of the election to extend the interest payment period on the Subordinated Debentures as described below, or otherwise, and the Company does not make such payments under the Debt Guarantee, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Company or AAG Holding has made such principal or interest payments. The obligations of AAG Holding under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of AAG Holding and will be structurally subordinated to all existing and future liabilities and obligations of AAG Holding's subsidiaries. The obligations of the Company under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of AAG Holding's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $6.2 billion.

    AAG Holding has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures from time to time for up to 20 consecutive quarters (each, an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of     % per annum
compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors--Option to Extend Interest Payment Period or Change Maturity Date," "Risk Factors--Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures and Debt Guarantee--Option to Extend Interest Payment Period," and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

    The Subordinated Debentures are redeemable prior to maturity at the option of AAG Holding (i) in whole or in part, from time to time, on or after
  , 2001, or (ii) at any time in whole (but not in part) upon the occurrence and continuation of a Special Event (as defined herein). If AAG Holding redeems Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities--Mandatory Redemption." The outstanding Preferred Securities will be redeemed upon maturity of the Subordinated Debentures. The Subordinated Debentures mature on
  , 2026, which date may be extended at any time at the election of AAG Holding,
but in no event later than the earlier of (i)           , 2045 or (ii) the
"Interest Deduction Date" (as hereinafter defined under "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date"), provided certain financial conditions are met, and may be shortened to a
date not earlier than           , 2001 if AAG Holding exercises its right to
liquidate the Trust and distribute the Subordinated Debentures. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date."

    At any time, AAG Holding will have the right to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures, to a
date not earlier than           , 2001, or extend the maturity of such
Subordinated Debentures to a date not later than the earlier of (i)           ,
2045 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, AAG Holding will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Distribution of the Subordinated Debentures."

    In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

                            ------------------------

    FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AAG HOLDING OR THE TRUST OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company, AAG Holding and the Trust have filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy and information statements, the Registration Statement and other information filed with the Commission by the Company may be inspected at and obtained from the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois, and at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can also be obtained, at prescribed rates, by mail from the Public Reference Section of the Commission at its Washington, D.C. address set forth above. In addition, material filed by the Company can be obtained and inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 on which AAG's Common Stock is listed. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

    No separate financial statements of the Trust have been included or incorporated by reference herein. The Company and AAG Holding do not believe that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by AAG Holding, a wholly-owned subsidiary of the Company, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debentures issued by AAG Holding, and (iii) the obligations of the Trust under the Preferred Securities are, to the extent that the Trust shall have funds available to meet such obligations, fully and unconditionally guaranteed by AAG Holding. See "Description of Preferred Securities."

    No separate financial statements of AAG Holding have been included or incorporated by reference herein. The Company does not believe that such financial statements would be material to holders of the Preferred Securities because (i) all of the common stock of AAG Holding will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act and (ii) the obligations of AAG Holding under the Subordinated Debentures are fully and unconditionally guaranteed by the Company. See "Description of the Subordinated Debentures and Debt Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Prospectus incorporates by reference certain documents relating to the Company which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available, without charge, on oral or written request by any person to whom this Prospectus is delivered. Written or telephone requests should be directed to Mark F. Muething, Senior Vice President and General Counsel, 250 East Fifth Street, Cincinnati, Ohio 45202, telephone
(513) 333-5515. The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus:

    American Annuity Group, Inc. (File No. 1-11632):

    (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995; and

    (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus. Unless otherwise noted, the material set forth herein does not give effect to the exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

     American Annuity Group, Inc. ("AAG" or the "Company") is a holding company which, through its subsidiaries, is engaged in the life insurance business, principally the sale of tax-deferred annuities and life and health insurance. AAG's primary operating subsidiary is Great American Life Insurance Company ("GALIC"). GALIC sells annuities primarily to employees of qualified not-for-profit organizations under Section 403(b) of the Internal Revenue Code. AAG acquired GALIC in December 1992. At December 31, 1995, GALIC had statutory assets in excess of $5.4 billion, representing a 30% compounded annual growth in assets since 1976.

     GALIC has several life insurance subsidiaries including (i) American Memorial Life Insurance Company ("American Memorial"), which markets individual life insurance and annuity policies with the sponsorship of state associations of funeral directors as well as individual funeral directors across the country,
(ii) Annuity Investors Life Insurance Company ("AILIC"), which markets group and individual variable annuities, and (iii) Loyal American Life Insurance Company ("Loyal"), which specializes in life and health insurance sold through payroll deduction plans and credit unions.

     American Financial Group, Inc. and its subsidiaries ("AFG") collectively own approximately 81% of the Company's outstanding Common Stock.

                           AAG HOLDING COMPANY, INC.

     AAG Holding Company, Inc. ("AAG Holding") is a wholly-owned subsidiary of the Company that owns all of the stock of GALIC. AAG Holding will own, directly or indirectly, all of the Common Securities and will issue the Subordinated Debentures to the Trust.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended (the "Declaration"), executed by AAG Holding as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 13, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and the Debt Guarantee, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by AAG Holding. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if a Declaration Event of Default (as defined herein) has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. AAG Holding will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

     The Trust's affairs will be conducted by the trustees (the "Trustees") appointed by AAG Holding as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees (as defined herein). The duties and obligations of the Trustees shall be governed by the Declaration. The Trust will initially have four Trustees. Two Trustees (the "Regular Trustees") will be employees or officers of or otherwise affiliated with AAG or AAG Holding. A third Trustee (the "Property Trustee") of the Trust will be a financial institution that is not affiliated with AAG Holding and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fourth Trustee of the Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). AAG Holding will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

     The Property Trustee for the Trust is The Bank of New York and its principal corporate trust office is at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration. The Delaware Trustee for the Trust is The Bank of New York (Delaware) and its address in the State of Delaware is 23 White Clay Center, Route 273, Newark, Delaware 19711. The Delaware Trustee is an affiliate of the Property Trustee. The address for the Trust is c/o American Annuity Group, Inc., at the Company's corporate headquarters located at 250 East Fifth Street, Cincinnati, Ohio 45202, telephone
(513) 333-5300.

                                  THE OFFERING

     Preferred Securities Offered.  3,000,000     % Trust Originated Preferred
Securities evidencing preferred undivided beneficial interests in the assets of the Trust. Holders of the Preferred Securities will be entitled to receive
cumulative cash distributions at an annual rate of     % of the liquidation
amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing on January 15, 1997. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which, together with the Debt Guarantee and interest and principal payments received on the Subordinated Debentures, will be the only assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. See "Risk Factors--Ranking of Subordinate Obligations Under the Trust Guarantee, Debt Guarantee and Subordinated Debentures" and "Description of the Preferred Securities."

     Subordinated Debentures. The Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent
amount of     % Subordinated Debentures of AAG Holding. The Subordinated
Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness of AAG Holding. In addition, AAG Holding's obligations under the Subordinated Debentures will be structurally subordinated to all existing and future liabilities and preferred stock obligations of its subsidiaries. See "Description of the Subordinated Debentures and Debt Guarantee--Subordination."

     Debt Guarantee. The Subordinated Debentures are fully and unconditionally guaranteed on a subordinated basis as to payment and interest by the Company. See "Risk Factors--Holding Company Structure; Ranking of Subordinate Obligations Under the Trust Guarantee, Subordinated Debenture Guarantee and Subordinated Debentures" and "Description of Subordinated Debentures and Debt Guarantee."

     Trust Guarantee. Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, are guaranteed by the Company to the extent the Trust has funds available therefor. If AAG Holding does not make principal or interest payments on the Subordinated Debentures and AAG does not make payment under the Debt Guarantee, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the guarantee shall not apply to such distribution until the Trust has sufficient funds available therefor. See "Description of Trust Guarantee" and "Effect of Obligations Under the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee." The obligations of AAG under the Guarantee are subordinate and junior in right of payment to all other liabilities of AAG including the Debt Guarantee. See "Risk Factors--Holding Company Structure; Ranking of Subordinate Obligations Under the Trust Guarantee, Debt and Subordinated Debentures."

     Right to Defer Interest. AAG Holding has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters. If interest payments on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by the applicable law) as described herein. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. During an Extension Period, holders of Preferred Securities will be required to include deferred interest income allocated to their Preferred Securities in their gross income (as Original Issue Discount ("OID")) even though the cash payments attributable thereto have not been made. See "Description of the Subordinated Debentures--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Interest Income and Original Issue Discount."

     Redemption.  The Subordinated Debentures are redeemable by AAG Holding (in
whole, or from time to time in part) on or after             , 2001, or at any
time, in whole but not in part, upon the occurrence of a Special Event. If the Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed. The Trust Securities will be redeemed upon maturity of the Subordinated Debentures. See "Description of the Preferred Securities--Mandatory Redemption" and "-- Special Event Redemption."

     Option to Extend Maturity.  The Subordinated Debentures mature on
            , 2026, but the maturity may be extended once only for up to an additional 19 years, provided certain financial covenants and conditions are met. If the maturity of the Subordinated Debentures is extended, the Preferred Securities will remain outstanding for the same time period. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date."

     Right to Liquidate Trust. At any time, AAG Holding will have the right to liquidate the Trust and cause the Subordinated Debentures (including the Debt Guarantee) to be distributed to the holders of the Trust Securities in liquidation of the Trust. If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures, to a date not earlier
than             , 2001, or extend the maturity of such Subordinated Debentures
to a date not later than the earlier of (i)            , 2045 or (ii) the
Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures (including the Debt Guarantee) are distributed to the holders of the Preferred Securities, AAG Holding will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Distribution of the Subordinated Debentures."

     Use Of Proceeds. The net proceeds from the sale of Preferred Securities by the Trust will be invested in the Subordinated Debentures of AAG Holding. AAG Holding expects to use the net proceeds from the sale of the Subordinated Debentures to repay outstanding debt and for general corporate purposes. Until the net proceeds are used for these purposes, AAG Holding will deposit them in interest-bearing accounts or invest them in short-term marketable securities.

     Ratings of Securities. The Preferred Securities have been assigned a rating of "BBB-" by Standard & Poor's Ratings Group, a division of McGraw-Hill ("S&P"). The Company has also sought a rating from Moody's Investors Service, Inc. ("Moody's").

     An explanation of the significance of ratings may be obtained from S&P and Moody's. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial data for the six months ended June 30, 1996 and 1995 and three-year period ended December 31, 1995 are derived from the Company's consolidated financial statements. The summary financial data should be read in conjunction with the financial statements and notes thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1996, which are incorporated by reference herein. See "Incorporation of Certain Documents by Reference.".

                                                  SIX MONTHS ENDED
                                                      JUNE 30,            YEAR ENDED DECEMBER 31,
                                                 -------------------   ------------------------------
                                                   1996       1995       1995       1994       1993
                                                 --------   --------   --------   --------   --------
                                                     (UNAUDITED)
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Total revenues.................................  $  289.9   $  199.8   $  439.6   $  372.7   $  388.9
                                                  =======    =======    =======    =======    =======
Income from continuing operations(1)...........  $   31.0   $   23.6   $   58.7   $   40.9   $   53.0
Loss from discontinued operations..............        --         --       (3.2)      (2.6)      (9.6)
Extraordinary items............................      (4.3)        --       (0.2)      (1.7)      (3.4)
Change in accounting principle.................        --         --         --       (0.5)        --
                                                 --------   --------   --------   --------   --------
Net income.....................................  $   26.7   $   23.6   $   55.3   $   36.1   $   40.0
Earnings (loss) per common share:
  Continuing operations(1).....................  $   0.70   $   0.60   $   1.45   $   1.05   $   1.41
  Discontinued operations......................        --         --      (0.08)     (0.07)     (0.27)
  Extraordinary items..........................     (0.10)        --         --      (0.05)     (0.10)
  Change in accounting principle...............        --         --         --      (0.01)        --
                                                 --------   --------   --------   --------   --------
  Net income...................................  $   0.60   $   0.60   $   1.37   $   0.92   $   1.04
Cash dividends per common share................        --         --   $   0.07   $   0.06   $   0.05
BALANCE SHEET DATA:
Total assets...................................  $6,711.9   $5,393.2   $6,611.0   $5,089.9   $4,913.8
Notes payable..................................     170.4      168.1      167.7      183.3      225.9
Net unrealized gains (losses) included in
  stockholders' equity.........................      13.8       37.7       89.3      (29.0)      56.9
Total stockholders' equity.....................     380.3      294.7      429.3      204.4      250.3

- ---------------
(1) Reported amounts include realized gains and losses on sales of investments and, in 1993, certain non-recurring relocation expenses. Management believes that reported results which include these items are not indicative of future results of operations. Results excluding these items were as follows:


                                                  SIX MONTHS ENDED
                                                      JUNE 30,            YEAR ENDED DECEMBER 31,
                                                 -------------------   ------------------------------
                                                   1996       1995       1995       1994       1993
                                                 --------   --------   --------   --------   --------
                                                     (UNAUDITED)
                                                       (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income from continuing operations..............  $   30.4   $   23.5   $   48.5   $   41.0   $   35.1
Earnings per common share from continuing
  operations...................................  $   0.69   $   0.60   $   1.20   $   1.05   $   0.90

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should consider carefully all of the information contained in this Prospectus including the information in the documents incorporated by reference and, in particular, should evaluate the specific factors set forth below for risks involved with an investment of the Preferred Securities.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE TRUST GUARANTEE, DEBT GUARANTEE AND SUBORDINATED DEBENTURES

     The Company's obligations under the Trust Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Debt Guarantee, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.

     The obligations of AAG Holding under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of AAG Holding and will be structurally subordinated to all existing and future liabilities and obligations of AAG Holding's subsidiaries.

     The obligations of the Company under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company but will at all times be senior to common and preferred equity of the Company. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of AAG Holding's subsidiaries that would have structurally ranked senior to the Subordinated Debentures was approximately $6.2 billion. There are no terms in the Preferred Securities, the Subordinated Debentures, the Debt Guarantee or the Trust Guarantee that limit the ability of the Company, AAG Holding or any of their subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee. See "Description of Trust Guarantee--Status of the Trust Guarantee" and "Description of the Subordinated Debentures and Debt Guarantee--Subordination."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures and Debt Guarantee against AAG Holding and the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures and the Debt Guarantee. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or under the Debt Guarantee, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding to enforce the Property Trustee's rights under such Subordinated Debentures or against the Company under the Debt Guarantee without first instituting any legal proceedings against such Property Trustee or any other person or entity, including, in the case of the Debt Guarantee, against the Company. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payments are otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due dates specified in the Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by the Company to such record holder of Preferred Securities pursuant to the

Debt Guarantee. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures unless the Property Trustee fails to do so. See "Description of the Preferred Securities--Declaration Events of Default" and "Description of the Subordinated Debentures and Debt Guarantee--Indenture Events of Default."

TRUST DISTRIBUTIONS DEPENDENT ON AAG HOLDING'S PAYMENTS ON SUBORDINATED
DEBENTURES

     The Trust's ability to make distributions and other payments on the Preferred Securities is dependent upon AAG Holding making interest and other payments on the Subordinated Debentures or upon the Company making such payments pursuant to the Debt Guarantee. If AAG Holding were not to make payments on the Subordinated Debentures for any reason, including as a result of AAG Holding's election to defer the payment of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures and the Company does not make such payments under the Debt Guarantee, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Trust Guarantee because distributions and other payments on the Preferred Securities are subject to such Trust Guarantee only if and to the extent that the Trust has funds available therefor. See "Description of Trust Guarantee--General" and "Effect of Obligations Under the Subordinated Debentures, the Debt Guarantee and the Trust Guarantee."

OPTION TO EXTEND INTEREST PAYMENT PERIOD OR CHANGE MATURITY DATE

     AAG Holding has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or (b) extend or shorten the maturity date of the Subordinated Debentures. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date" and "Description of the Subordinated Debentures and Debt Guarantee--Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. AAG Holding has the right to defer payments of interest on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date (as defined herein) of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. In the event that AAG Holding exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company and AAG Holding shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company or AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company's or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock of such company. AAG Holding may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. AAG Holding has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should AAG Holding determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. See "Description of the Preferred Securities--Distributions" and "Description of the Subordinated Debentures and Debt Guarantee--Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD

     Should AAG Holding exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Preferred Securities. As a result, each such holder of the Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of AAG Holding's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities that do not have such feature. See "United States Federal Income Taxation--Interest Income and Original Issue Discount."

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event, AAG Holding will have the right to redeem the Subordinated Debentures, in whole (but not in part), in which event the Trust will redeem all outstanding Trust Securities. See "Description of the Preferred Securities--Special Event Redemption."

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, AAG Holding will have the right to terminate the Trust and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than
  , 2001 or extend the maturity of such Subordinated Debentures to a date which
is not later than the earlier of (i)             , 2045 or (ii) the Interest
Deduction Date, provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, because AAG Holding has the right to shorten or extend the maturity of the Subordinated Debentures upon the termination of the Trust and the distribution of the Subordinated Debentures to the holders of the Preferred Securities, there can be no assurance that AAG Holding will not exercise its option to change the maturity of the Subordinated Debentures upon such an event. Because holders of Preferred Securities may receive Subordinated Deben-tures upon any election by AAG Holding to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures, the Company and AAG Holding contained herein. See "Description of the Preferred Securities--Distribution of the Subordinated Debentures" and "Description of the Subordinated Debentures and Debt Guarantee."

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's fiscal 1997 budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of AAG Holding, and AAG Holding will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit AAG Holding's right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of tax counsel, the Company believes this will allow AAG Holding an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, AAG Holding will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, adverse judicial decisions, final legislation or official administrative pronouncements will not affect the ability of AAG Holding to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit AAG Holding to cause
the redemption of the Preferred Securities prior to             , 2001 (the
first date on which AAG Holding would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred Securities--Special Event Redemption" and "United States Federal Income Taxation."

PREPAYMENT CONSIDERATIONS; OPTION TO CHANGE SCHEDULED MATURITY DATE

     At the option of AAG Holding, the Subordinated Debentures may be redeemed,
in whole or in part, at any time on or after             , 2001, at a redemption
price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Subordinated Debentures and Debt Guarantee--Optional Redemption." Investors in the Preferred Securities should assume that AAG Holding will exercise its redemption option if AAG Holding is able to refinance at a lower interest rate or it is otherwise in the interest of the Company or AAG Holding to redeem the Subordinated Debentures. If Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Preferred Securities--Mandatory Redemption."

     AAG Holding also has the option to extend the maturity date of the Subordinated Debentures for one or more periods, but in no event to a date later
than the earlier of (i)             , 2045 or (ii) the Interest Deduction Date,
provided certain financial conditions are met. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date." Investors in the Preferred Securities should assume that AAG Holding will exercise its option to extend the term if AAG Holding is unable to refinance at a lower interest rate or it is otherwise in the interest of AAG Holding to defer the maturity of the Subordinated Debentures. The Preferred Securities will not be redeemed until the Subordinated Debentures have been repaid or redeemed. See "Description of the Preferred Securities--Mandatory Redemption."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have only limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees (as defined herein). Voting rights with respect to Trustee matters are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If AAG Holding exercises its right to defer payments of interest, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include as ordinary income OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to AAG Holding's election to defer. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "United States Federal Income Taxation-- Sales of Preferred Securities."

ABSENCE OF PUBLIC MARKET FOR SECURITIES

     Since the Preferred Securities will be newly issued, there is no current market for them. AAG Holding will apply for listing of the Preferred Securities on the NYSE, but there can be no assurance that the applicable listing requirements of any such exchange will be met. There can be no assurance that there will be an active trading market for the Preferred Securities.

HOLDING COMPANY STRUCTURE; DIVIDEND RESTRICTIONS

     The Company and AAG Holding are insurance holding companies whose operations are conducted through GALIC, their principal subsidiary. AAG Holding's cash flow is derived principally from dividends on the capital stock of GALIC and tax allocation payments by GALIC. Accordingly, the ability of the Company and AAG Holding to generate cash flow is dependent primarily on such tax allocation payments and, subject to regulation and limitations by the insurance laws and insurance departments of Ohio and California, dividends from GALIC. Claims of creditors of GALIC and the other subsidiaries of AAG Holding, including policyholders, will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of AAG Holding, even though such subsidiary obligations do not constitute Senior Indebtedness. In addition, in the event of a default on AAG Holding's debt or an insolvency, liquidation or other reorganization of AAG Holding, the creditors and stockholders of AAG Holding will have no right to proceed against the assets of GALIC or to cause it to be liquidated, rehabilitated or placed in receivership or conservatorship. If GALIC were to be liquidated, such liquidation would be conducted by or under the supervision of the Ohio Insurance Commissioner as the receiver with respect to GALIC's property and business.

REGULATION

     The life insurance business is subject to extensive regulation and supervision by state insurance departments. Such regulation is primarily for the benefit and protection of policyholders and not investors. Such regulations, among other things, limit the amount of dividends and other payments that can be made by insurance companies without prior regulatory approval and impose restrictions on the amount and type of investments that such companies may have. In addition, AAG and AAG Holding may be regulated in various states as insurance holding companies. Generally, under insurance holding company statutes, a state insurance authority must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company or its parent domiciled in its state.

     The National Association of Insurance Commissioners has adopted the Risk Based Capital ("RBC") For Insurers Model Act which applies to both life and property and casualty companies. The Model Act provides for increasing levels of regulatory intervention as the ratio of an insurer's total adjusted capital and surplus decreases relative to risk-based capital, culminating with mandatory control of the operations of the insurer by the domiciliary insurance department at the so-called "mandatory control level."

     It is not possible to predict the future impact of any of these regulations on the operations of AAG's insurance subsidiaries.

     Recently, several legislative proposals and administrative actions have been advanced which, if adopted, would result in substantial relaxation of the restrictions which have limited the affiliation between, and activities of, banks and insurance companies. It is impossible to predict whether any of these proposals will be adopted. It is also impossible to predict the impact of the adoption of any of these proposals on the insurance industry in general or individual insurance companies.

CERTAIN FACTORS AFFECTING THE INSURANCE BUSINESS

     The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, maintenance of insurance ratings and other factors. GALIC competes with other annuity companies in the sale of tax-deferred annuities based on a number of factors, including the ratings assigned by A.M. Best Company, Inc. ("A.M. Best") and other independent insurance industry rating organizations. A.M. Best's ratings range from "A++" (Superior) to "F" (In Liquidation) and some companies are not rated. GALIC is rated "A" (Excellent). Management of GALIC believes that a rating in the "A" category is necessary to successfully market tax-deferred annuities to public education employees and other not-for-profit groups, the markets in which GALIC competes. Although management of AAG does not believe that GALIC's rating will be downgraded by A.M. Best, that company's operations could be materially adversely affected by such downgrading.

     American Memorial and Loyal compete in markets other than the sale of tax-deferred annuities. Loyal markets various forms of life, accident and health insurance and annuities, principally with the sponsorship of credit unions and banks that endorse Loyal's products to their members and customers. It also writes life and health insurance through independent brokers. American Memorial markets individual life insurance and annuity policies with the sponsorship of state associations of funeral directors as well as individual funeral directors across the country. American Memorial and Loyal are rated "B+" (Very Good) and "A-" (Excellent) by A.M. Best, respectively. While ratings are an important factor in competition between insurers in American Memorial's and Loyal's markets, management believes that insurers can successfully compete in these markets with ratings of "B+" (Very Good) or better. Although management of AAG does not believe the American Memorial's or Loyal's ratings will be downgraded by A.M. Best, AAG's business could be materially adversely affected by any such downgrading.

     AILIC is rated "A" (Excellent). Management believes that the rating of the issuing company is not as important a factor in the variable annuity market as in the fixed annuity market.

COMPETITION

     The various markets in which life insurance companies compete are highly competitive. GALIC, American Memorial, AILIC and Loyal compete with individual insurers and insurance groups and other financial institutions of varying size, many of which possess financial resources in excess of those available to these companies.

     AAG believes the ability to compete with other insurance companies is dependent in part upon its ability to attract and retain agents to market its products and its ability to develop competitive and profitable products. In addition, in connection with the development and sale of its products, GALIC encounters significant competition from other insurance companies, as well as from other investment alternatives available to its customers.

AAG'S INVESTMENT PORTFOLIO

     AAG's investment portfolio consists primarily of fixed income securities such as investment grade, publicly traded debt securities and mortgage-backed securities ("MBSs"). At June 30, 1996, fixed income securities (including policy loans, mortgage loans and short-term investments) comprised over 98% of AAG's investment portfolio. Approximately 32% was invested in MBSs. Certain risks are inherent in connection with fixed income securities, including loss upon default and price volatility in reaction to changes in interest rates and general market factors. Certain additional risks are inherent in connection with MBSs, including the risks associated with reinvestment of proceeds due to prepayment of such obligations. AAG has sought to reduce the risks associated with MBSs by investing in tranches of collateralized mortgage obligations which have a reduced risk of prepayment. AAG's investment portfolio also contains certain non-investment grade bonds, real estate and mortgage loans, with an aggregate carrying value of approximately $447 million as of June 30, 1996, representing less than 8% of its investment portfolio.

SIGNIFICANT STOCKHOLDER; TRADING MARKET RISKS

     As the beneficial owner of approximately 81% of the outstanding AAG Common Stock, AFG is a "controlling person" of AAG and has the ability to approve any corporate action requiring stockholder approval, including the election of the entire Board of Directors of AAG, amendments to the Certificate of Incorporation and extraordinary corporate transactions such as mergers, consolidations and sale of all or substantially all of AAG's assets. Accordingly, AFG controls AAG's policy decisions.

FEDERAL INCOME TAX TREATMENT OF ANNUITY PRODUCTS

     Current federal income tax law generally permits the tax deferred accumulation of earnings on the premiums paid by an annuitant. Taxes, if any, are payable by the annuitant on the accumulated tax-deferred earnings when these earnings are paid to the annuitant. From time to time, there have been proposed changes to the federal income tax laws that would eliminate this tax deferral for certain types of annuity products, although historically such proposals have not included the annuity products marketed by GALIC. In the event that the federal income tax laws are changed such that accumulated earnings on annuity products sold by GALIC no longer enjoy the tax-deferral described above, demand for the affected annuity products could decline substantially or be eliminated. The operations and business prospects of GALIC would be materially and adversely affected by any material decrease in the demand for its annuity products. No assurance can be given that such a tax law change will not occur in the future.

RECENT TAX LAW CHANGES

     In August 1996, a new federal law was enacted which will expand the ability of not-for-profit organizations to offer deferred compensation plans to their employees. The full impact of this change is impossible to predict. However, if the increased availability of these plans reduces the demand for annuities qualified under Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's business could be adversely affected.

ENVIRONMENTAL MATTERS INVOLVING AAG

     AAG has certain continuing obligations with respect to the investigation and cleanup of hazardous substances resulting from former electronic component manufacturing facilities still owned by AAG and facilities transferred in connection with sales of certain operations, as well as at disposal sites operated by third parties. In addition, AAG has indemnified certain purchasers of its former operations for the cost of such activities. Based on the annual costs incurred by AAG over the past several years and discussions with its independent environmental consultants, management believes that reserves for such cleanup activities are sufficient in all material respects to satisfy anticipated liabilities.

LIABILITIES RELATED TO FORMER OPERATIONS

     In 1991, AAG identified possible deficiencies in procedures for reporting quality assurance information to the Defense Electronics Supply Center ("DESC") with respect to AAG's former manufacturing operations. Over the last several years, AAG has been engaged in negotiations with the United States Government with respect to settlement of claims the Government might have arising out of the reporting deficiencies. Based on these negotiations, AAG believed it has sufficient reserves to cover the estimated settlement amount. In March 1995, AAG received notification from the Government indicating additional reporting deficiencies. AAG believes that it has sufficient reserves to cover the estimated settlement amounts.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended, executed by AAG Holding, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Trustees"), (the "Declaration") and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on September 13, 1996. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, AAG Holding will directly or indirectly acquire all of the issued and outstanding Common Securities of the Trust which will represent at least 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and the Debt Guarantee and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of the Trustees will initially be four. Two of the Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, AAG Holding. The third trustee will be a financial institution that is not affiliated with AAG Holding that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fourth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York will act as the Property Trustee and The Bank of New York (Delaware), an affiliate of the Property Trustee, will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as indenture trustee under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). See "Description of Trust Guarantee."

     The Property Trustee will hold title to the Subordinated Debentures and the Debt Guarantee for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures and Debt Guarantee are held by the Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture (as defined in "Description of the Subordinated Debentures and Debt Guarantee" herein) and Debt Guarantee. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Preferred Securities.

     AAG Holding, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of the Trustees. AAG Holding will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities. See "Description of the Preferred Securities."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Preferred Securities."

                                  THE COMPANY

OVERVIEW

     American Annuity Group, Inc. ("AAG" or the "Company") and AAG Holding Company, Inc. ("AAG Holding") are holding companies which, through their subsidiaries, are engaged in the life insurance business, principally the sale of tax-deferred annuities and life and health insurance. AAG's primary operating subsidiary is Great American Life Insurance Company ("GALIC"). GALIC sells annuities primarily to employees of qualified not-for-profit organizations under
Section 403(b) of the Internal Revenue Code. At

December 31, 1995, GALIC had statutory assets of approximately $5.4 billion, representing a 30% compounded annual growth in assets since 1976. AAG acquired GALIC in December 1992.

     GALIC has several direct and indirect life insurance subsidiaries including
(i) American Memorial Life Insurance Company ("American Memorial"), which markets individual life insurance and annuity policies with the sponsorship of state associations of funeral directors as well as individual funeral directors across the country, (ii) Annuity Investors Life Insurance Company ("AILIC"), which markets group and individual variable annuities, and (iii) Loyal American Life Insurance Company, which specializes in life and health insurance sold through payroll deduction plans and credit unions.

     AAG Holding is a wholly-owned subsidiary of the Company which owns all of the stock of GALIC. AAG Holding will own, directly or indirectly, all of the Common Securities and will issue the Subordinated Debentures to the Trust.

     American Financial Group, Inc. and its subsidiaries ("AFG"), collectively own approximately 81% of the Company's outstanding common stock.

GREAT AMERICAN LIFE INSURANCE COMPANY

     GALIC, located in Cincinnati, Ohio, entered the tax-deferred annuity business in 1976; prior to that time, it wrote primarily whole-life, term-life, and accident and health insurance policies. GALIC is currently rated "A" (Excellent) by A.M. Best.

     Annuities are long-term retirement savings plans that benefit from interest accruing on a tax-deferred basis. The issuer of the annuity collects premiums, credits interest on the policy and pays out a benefit upon death, surrender or annuitization.

     Annuity contracts are generally classified as either fixed rate or variable. With a fixed rate annuity, the interest crediting rate is initially set by the issuer and thereafter may be changed from time to time by the issuer based on market conditions, subject to any guaranteed interest crediting rates in the policy. With a variable annuity, the value of the policy is tied to an underlying securities portfolio. All annuities issued by GALIC itself have been fixed rate annuities. A GALIC subsidiary began marketing variable annuities in the fourth quarter of 1995. See "--Annuity Investors Life Insurance Company."

     Employees of qualified not-for-profit organizations are eligible to save for retirement through contributions made on a before-tax basis. Contributions are made at the discretion of the participants through payroll deductions or through tax-free "rollovers" of funds. Federal income taxes are not payable on contributions or earnings until amounts are withdrawn.

     The following table (in millions) presents information concerning GALIC.

                     STATUTORY ACCOUNTING PRINCIPLES BASIS

                                             JUNE 30
                                         ---------------
                                          1996     1995     1995     1994     1993     1992     1991
                                         ------   ------   ------   ------   ------   ------   ------
Total Assets (a)........................ $5,590   $5,234   $5,414   $5,057   $4,758   $4,377   $4,541
Insurance Reserves:
  Annuities............................. $5,134   $4,812   $4,974   $4,655   $4,299   $4,011   $3,756
  Life..................................     21       22       22       21       22       23       21
  Accident and Health...................      1        1       --        1        1        1        1
                                         ------   ------   ------   ------   ------   ------   ------
                                         $5,156   $4,835   $4,996   $4,677   $4,322   $4,035   $3,778
                                         ======   ======   ======   ======   ======   ======   ======
Capital and Surplus..................... $  279   $  264   $  273   $  256   $  251   $  216   $  219
Asset Valuation Reserve (b)(c)..........     88       81       90       80       70       71      112
Interest Maintenance Reserve (c)........     28       24       32       28       36       17       --
Annuity Receipts:
  Flexible Premium:
     First Year......................... $   19   $   24   $   42   $   39   $   47   $   48   $   67
     Renewal............................    101      108      196      208      223      232      240
                                         ------   ------   ------   ------   ------   ------   ------
                                            120      132      238      247      270      280      307
  Single Premium........................    142      113      219      196      130       80      153
                                         ------   ------   ------   ------   ------   ------   ------
     Total Annuity Receipts............. $  262      245   $  457   $  443   $  400   $  360   $  460
                                         ======   ======   ======   ======   ======   ======   ======

                 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BASIS

                                             JUNE 30
                                         ---------------
                                          1996     1995     1995     1994     1993     1992     1991
                                         ------   ------   ------   ------   ------   ------   ------
     Total Assets (a)................... $5,688   $5,351   $5,631   $5,044   $4,883   $4,436   $4,686
     Annuity Benefits Accumulated.......  5,065    4,767    4,917    4,596    4,257    3,974    3,727
     Net Unrealized Gains (Losses)
       Included in Stockholder's
       Equity...........................     14       38       89      (28)      57       28       (6)
     Stockholder's Equity...............    566      533      645      449      520      418      358

- ------------------

(a) Includes $557 million for securities purchased in December 1991 and paid for in 1992.

(b) For 1991, amount represents the Mandatory Securities Valuation Reserve.

(c) Allocation of surplus.

     Tax-qualified premiums represented the majority of GALIC's total premiums in 1995. Over the last several years, sales of non-qualified annuities have represented an increasing percentage of premiums as GALIC has developed products and distribution channels targeted to non-qualified markets. Single premium annuity receipts have increased each year since 1992 due primarily to sales of newly introduced products and, in 1995, the development of new distribution channels.

     At December 31, 1995, approximately 95% of GALIC's annuity policyholder benefit reserves were attributable to fixed rate annuities which provided a minimum interest rate guarantee of 4%. The balance of the annuities had a minimum guaranteed rate of 3%. All of GALIC's annuity policies permit GALIC to change the crediting rate at any time (subject to the minimum guaranteed interest rate). In determining the frequency and extent of changes in the crediting rate, GALIC takes into account the profitability of its annuity business and the relative competitive position of its products.

     GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to its policies. GALIC accomplishes this by (i) offering crediting rates which it has the option to change, (ii) designing annuity products that encourage persistency and (iii) maintaining an appropriate matching of assets and liabilities. Tax-qualified annuity policyholders maintain access to their funds without incurring penalties through provisions in the contracts which allow policy loans.

     In addition to its use of two-tier structures explained below, GALIC imposes certain surrender charges and front-end fees during the first five to ten years after issuance of a policy to discourage policyholders from surrendering or withdrawing funds in those early years. Partly due to these features, GALIC's annuity surrenders have averaged approximately 8% of statutory reserves over the past five years.

     Management believes that the favorable persistency rate has been enhanced by GALIC's interest crediting policy and the high level of service offered to agents and policyholders. GALIC's persistency rates, as well as the policyholders' higher accumulation value, have been helped by the two-tier design of many of GALIC's products. Two account values are maintained for two-tier annuities--the annuitization (or upper-tier) value and the surrender (or lower-tier) value.

     GALIC's two-tier annuities are particularly attractive to policyholders who intend to accumulate funds to provide retirement income since the annuitization value is accumulated at a competitive long-term interest rate.

     GALIC also offers single-tier products. After the initial surrender charges have been reduced to zero, single-tier annuities have only one value which is available whether the policy is surrendered or annuitized. In 1995, nearly 70% of first year FPDA premiums and SPDA premiums received were on single-tier policies compared to 7% in 1991.

     Sales of annuities are affected by many factors, including (i) competitive rates and products, (ii) the general level of interest rates, (iii) the favorable tax treatment of annuities, (iv) commissions paid to agents, (v) services offered, (vi) ratings from independent insurance rating agencies, (vii) alternative investment products and (viii) general economic conditions.

     GALIC markets its tax-deferred annuities principally to employees of educational institutions in the kindergarten through high school ("K-12") segment. Written premiums from the K-12 segment represented approximately three-fourths of GALIC's total tax-qualified premiums in 1995. Management believes that the K-12 segment is attractive because of its size and growth potential, and the persistency rate it has demonstrated.

     GALIC distributes its annuity products through over 80 managing general agents ("MGAs") who, in turn, direct approximately 1,000 actively producing independent agents. GALIC has developed its business on the basis of its relationships with MGAs and independent agents primarily through a consistent marketing approach and responsive service.

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

     American Memorial, located in Rapid City, South Dakota, offers a variety of life insurance and annuity products to finance pre-arranged funerals. In a typical arrangement, a consumer pays in advance for certain goods and services to be provided by a funeral director. These payments must be used to purchase a life insurance or annuity contract or to invest in a trust fund. Approximately half of the premiums received by American Memorial are from single payment funding and half are from payment plans of three to ten years. Policy values increase at a rate geared to offset effects of inflation and thus provide for funeral costs at time of death.

     The following table (in millions) presents information concerning American Memorial in accordance with statutory accounting principles.

                                                     JUNE 30,
                                                    -----------
                                                    1996   1995   1995   1994   1993   1992   1991
                                                    ----   ----   ----   ----   ----   ----   ----
Total Assets....................................... $395   $346   $359   $325   $305   $293   $285
Insurance Reserves:
  Life............................................. $264   $240   $248   $228   $211   $201   $193
  Annuities........................................   81     63     72     58     55     57     56
                                                    ----   ----   ----   ----   ----   ----   ----
                                                    $345   $303   $320   $286   $266   $258   $249
                                                    ====   ====   ====   ====   ====   ====   ====
Capital and Surplus (a)............................ $ 26   $ 24   $ 24   $ 24   $ 23   $ 22   $ 21
Asset Valuation Reserve (b)(c).....................    3      3      3      2      3      2      3
Interest Maintenance Reserve (c)...................    3      3      3      2      2      1     --
Premiums Written:
  Life............................................. $ 32   $ 26   $ 52   $ 40   $ 35   $ 32   $ 32
  Annuities........................................   19     12     28     13      9     11     10
                                                    ----   ----   ----   ----   ----   ----   ----
     Total Premiums................................ $ 51   $ 38   $ 80   $ 53   $ 44   $ 43   $ 42
                                                    ====   ====   ====   ====   ====   ====   ====

- ------------------

(a) Represents capital and surplus of consolidated American Memorial group of companies.

(b) For 1991, amount represents the Mandatory Securities Valuation Reserve.

(c) Allocation of surplus.

     At December 31, 1995, American Memorial and its subsidiaries had approximately $800 million of life insurance in force.

     American Memorial has approximately 875 actively producing agents and relationships with approximately 2,000 funeral homes nationwide. More than two-thirds of American Memorial's new sales of life insurance and annuities in 1995 came from sales resulting from large corporate accounts. As the funeral home industry continues to consolidate reliance on these corporate accounts will likely increase.

ANNUITY INVESTORS LIFE INSURANCE COMPANY

     AILIC, located in Cincinnati, Ohio, was acquired by the Company in 1994 to facilitate its entrance into the variable annuity market. Industry sales of variable annuities have increased substantially over the last ten years as investors have sought to obtain the returns available in the tax-deferred status of annuities. With a variable annuity, the earnings credited to the policy varies based on the investment results of the underlying investment options chosen by the policyholder. Policyholders may also choose to direct all or a portion of their premiums to various fixed rate options. Premiums directed to the variable options in policies issued by AILIC are invested in funds managed by independent investment managers, including Dreyfus, Janus and Merrill Lynch. Variable annuities can be either tax-qualified or non-qualified and be funded with a single premium payment or flexible premiums.

     In December 1995, AILIC obtained all approvals necessary to begin offering a group variable annuity. This product is designed for sale to employees of school districts, hospitals and other not-for-profit organizations. In August 1996, AILIC received the necessary approvals to begin marketing qualified and non-qualified individual variable annuities.

     Under federal law and the laws of many states, variable annuities are considered securities. As a result, variable annuities can be sold only by agents who possess the requisite securities licenses and are affiliated with a broker-dealer. Accordingly, not all agents who market fixed annuities also market variable annuities. AILIC markets its products through those members of the GALIC agency force who possess the requisite licenses as well as through new agents not currently licensed with GALIC. AILIC also intends to market its products through other distribution channels including broker-dealers and financial institutions.

LOYAL AMERICAN LIFE INSURANCE COMPANY

     Loyal, located in Mobile, Alabama, offers a variety of life and supplemental health insurance products that are normally sold on a fixed dollar amount per pay period program. For products sold through payroll deduction plans, the premiums are deducted from the individual's paycheck and remitted to Loyal on a monthly basis. For products sold through credit unions, the premiums are normally paid on a monthly or quarterly basis through deductions from the member's credit union account. The products currently being offered include traditional whole life, universal life, term life, hospital indemnity, cancer and short-term disability.

     The following table (in millions) presents information concerning Loyal in accordance with statutory accounting principles.

                                                      JUNE 30
                                                    -----------
                                                    1996   1995   1995   1994   1993   1992   1991
                                                    ----   ----   ----   ----   ----   ----   ----
Total Assets....................................... $255   $255   $252   $250   $244   $238   $188
Insurance Reserves:
  Life............................................. $168   $166   $166   $163   $158   $154   $113
  Accident and Health..............................   29     28     28     28     29     29     28
  Annuities........................................    6      7      7      8      8      9      7
                                                    ----   ----   ----   ----   ----   ----   ----
                                                    $203   $201   $201   $199   $195   $192   $148
                                                    ====   ====   ====   ====   ====   ====   ====
Capital and Surplus................................ $ 36   $ 35   $ 35   $ 34   $ 32   $ 29   $ 27
Asset and Valuation Reserve (a)(b).................    3      2      3      2      3      3      3
Interest Maintenance Reserve (b)...................    1      1      1      1      1     --     --
Premiums Written:
  Life............................................. $ 11   $ 11   $ 21   $ 23   $ 24   $ 23   $ 22
  Accident and Health..............................   10     10     20     19     19     17     16
  Annuities........................................   --     --     --      1     --     --     --
                                                    ----   ----   ----   ----   ----   ----   ----
     Total Premiums................................ $ 21   $ 21   $ 41   $ 43   $ 43   $ 40   $ 38
                                                    ====   ====   ====   ====   ====   ====   ====

- ------------------

(a) For 1991, amount represents the Mandatory Securities Valuation Reserve.

(b) Allocation of surplus.

     At December 31, 1995, Loyal had approximately $2.1 billion of life insurance in force.

     Loyal's marketing strategy emphasizes third party sponsorship to assist in its selling process. In the payroll deduction market, with the approval of the employer, Loyal's products are presented to the employees at the work place and premiums are paid by payroll deduction with billings sent directly to the employees for processing and remittance.

     With credit unions, the products are offered with the endorsement of the credit union management. The products are presented to the membership through in-home sales, job-site or lobby enrollments and direct mail solicitation.

     The distribution channel for payroll deduction plans is comprised of selective relationships with marketing companies who provide job-site product presentations. The distribution channels for credit unions are comprised of independent agents and marketing companies who provide personnel for lobby sales and job-site enrollments.

INVESTMENTS

     Investments comprise approximately 90% of the Company's assets and are the principal source of income. Fixed income securities (including policy loans, mortgage loans and short-term investments) comprise over 98% of the Company's investment portfolio.

     The Company's investment strategy emphasizes high quality fixed income securities which management believes should produce a relatively consistent and predictable level of investment income.

     The National Association of Insurance Commissioners ("NAIC") assigns quality ratings to publicly traded as well as privately placed securities. These ratings range from Class 1 (highest quality) to Class 6 (lowest quality). The following table shows the company's fixed maturity portfolio at market value by NAIC designation (and comparable Standard & Poor's Corporation rating) at June 30, 1996:

   NAIC                                                           % OF TOTAL
  RATING                 COMPARABLE S & P RATING                 MARKET VALUE
  ------    --------------------------------------------------   ------------
   1        AAA, AA, A........................................         66%
   2        BBB...............................................         28
                                                                  -------
            Total investment grade............................         94
                                                                  -------
   3        BB................................................          3
   4        B.................................................          3
   5        CCC, CC, C........................................          *
   6        D.................................................          *
                                                                  -------
            Total non-investment grade........................          6
                                                                  -------
            Total fixed maturities............................        100%
                                                                  =======

- ------------------

* less than 1%

     AAG's primary investment objective in selecting securities for its fixed maturity portfolio is to optimize interest yields while maintaining an appropriate relationship of maturities between assets and expected liabilities. The Company invests in bonds that have primarily intermediate-term maturities. This practice provides flexibility to respond to fluctuations in the marketplace.

     At June 30, 1996, the average maturity of AAG's fixed maturity investments was approximately 7 years (including mortgage-backed securities, which had an estimated average life of approximately 8 1/2 years). The table below sets forth the maturities of the Company's fixed maturity investments at June 30, 1996 based on their carrying value.

                                       MATURITY
        ----------------------------------------------------------------------
        One year or less......................................................     1%
        After one year through five years.....................................    17
        After five years through ten years....................................    38
        After ten years.......................................................    12
                                                                                 ---
                                                                                  68
        Mortgage-backed securities............................................    32
                                                                                 ---
                                                                                 100%
                                                                                 ===

     The following table shows the performance of AAG's investment portfolio, excluding equity investments in affiliates (dollars in millions):

                                                           JUNE 30,
                                                        ---------------
                                                         1996     1995     1995     1994     1993
                                                        ------   ------   ------   ------   ------
Average cash and investments at cost..................  $5,936   $5,040   $5,220   $4,750   $4,455
Gross investment income...............................     231      197      411      377      358
Realized gains........................................       1       --       16       --       35
Percentage earned:
  Excluding realized gains............................     7.8%     7.8%     7.9%     7.9%     8.0%
  Including realized gains............................     7.8%     7.8%     8.2%     7.9%     8.8%

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company at June 30, 1996, as adjusted to give the effect to the third quarter transactions discussed below and as further adjusted to give pro forma effect to the sale of the Preferred Securities.

                                                                                JUNE 30, 1996
                                                                ----------------------------------------------
                                                                                HISTORICAL
                                                                HISTORICAL     ADJUSTED (A)       PRO FORMA
                                                                ----------     ------------     --------------
                                                                            (DOLLARS IN MILLIONS)
Notes payable................................................    $  170.4        $  159.9          $  109.9(b)
Preferred Securities of Trust................................          --              --              75.0
Stockholders' equity:
  Series B Preferred Stock (at redemption value).............        17.0            17.0              17.0
  Common Stock, $1.00 par value..............................        43.1            43.1              43.1
  Capital surplus............................................       360.9           360.9             360.9
  Accumulated deficit at December 31, 1992...................      (212.6)         (212.6)           (212.6)
  Retained earnings since January 1, 1993....................       158.1           158.1             158.1
  Unrealized gain on marketable securities, net of deferred
    income taxes and insurance adjustments...................        13.8            13.8              13.8
                                                                ----------     ------------     --------------
    Total stockholders' equity...............................       380.3           380.3             380.3
                                                                ----------     ------------     --------------
Total capitalization.........................................    $  550.7        $  540.2          $  565.2
                                                                =========      ===========      ==============
Notes payable as a percentage of total capitalization........        30.9%           29.6%             19.4%

- ------------------

(a) Adjusted to reflect the repurchase of $17.4 million in debt through September 1, 1996 and additional bank line borrowings of $7 million through September 1, 1996.

(b) Assumes that $50 million of the proceeds of the Offering are used to reduce the outstanding amount on the Bank Lines of Credit.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements with the Preferred Securities accounted for and captioned in the consolidated balance sheet directly above stockholders' equity.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries. Fixed charges are computed on a "total enterprise" basis. For purposes of calculating the ratios, earnings have been computed by adding to pretax earnings (excluding discontinued operations) the fixed charges and the minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of investees. Fixed charges include interest (excluding interest on annuity benefits), amortization of debt issue expense, preferred dividend requirements and a portion of rental expense deemed to be representative of the interest factor.

                                                          SIX MONTHS
                                                             ENDED
                                                           JUNE 30,       YEAR ENDED DECEMBER 31,
                                                        ---------------   ------------------------
                                                         1996     1995     1995     1994     1993
                                                        ------   ------   ------   ------   ------
Ratio of earnings to fixed charges (1)................     5.7      4.6      6.0      4.0      3.8

(1) On March 31, 1994, AAG issued approximately 3.2 million shares of Common Stock in exchange for all of its outstanding Series A Preferred Stock. In December 1995, AAG sold 170,000 shares of $8.50 Series B Preferred Stock for $17 million.


                                USE OF PROCEEDS

     The net proceeds from the sale of Preferred Securities by the Trust will be invested in the Subordinated Debentures of AAG Holding. AAG Holding expects to use the net proceeds from the sale of the Subordinated Debentures to repay outstanding debt and for general corporate purposes. Until the net proceeds are used for these purposes, AAG Holding may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Preferred Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by, directly or indirectly, AAG Holding. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Trustees and to increase or decrease the number of the Trustees. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures and the Debt Guarantee for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee." The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of AAG Holding as set forth in the Declaration of Trust (including the obligation to pay expenses of the Trust), the Indenture, the Subordinated Debentures and the Debt Guarantee issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. The Trust Guarantee will be held by The Bank of New York, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Trust Guarantee only covers payment of distributions when AAG Holding or the Company has made the corresponding payment of interest or principal on the Subordinated Debentures or Debt Guarantee held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take direct action against AAG Holding. See--"Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of     % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will (to the extent permitted by applicable law) bear interest thereon from and including the last day of such
quarter at the rate per annum of     % thereof compounded quarterly. The term
"distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

     Distributions on the Preferred Securities will be cumulative, will accrue
from             , 1996 and will be payable quarterly in arrears on January 15,
April 15, July 15 and October 15 of each year, commencing January 15, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below.

     AAG Holding has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which right, if exercised, would defer quarterly distributions on the Preferred Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. AAG Holding has the right to defer payments of interest on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. In the event that AAG Holding exercises this right, then during any Extension Period (a) the Company and AAG Holding shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Company or AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock. AAG Holding may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures and Debt Guarantee--Interest" and "Description of the Subordinated Debentures and Debt Guarantee--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from AAG Holding under the Subordinated Debentures or from the Company under the Debt Guarantee. See "Description of the Subordinated Debentures and Debt Guarantee." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantee." The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of AAG Holding as set forth in the Declaration of Trust of the Trust (including the obligation to pay expenses of the Trust), the Indenture, the Subordinated Debentures issued to the Trust and the Subordinated Debt Guarantee, provides a full and unconditional guarantee by the Company of the Preferred Securities.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Subordinated Debentures and Debt Guarantee in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in global form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION

     Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice
of such redemption. The Subordinated Debentures will mature on             ,
2026 unless the maturity date is changed at the option of AAG Holding (provided in the case of an extension of the maturity date that certain financial conditions are met), and may be redeemed, in whole or in part, at any time on or
after             , 2001 or at any time, in whole (but not in part), upon the occurrence of a Special Event. See "Description of the Subordinated Debentures and Debt Guarantee-- Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "--Book-Entry Issuance--The Depository Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by AAG Holding for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, AAG Holding shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures in whole (but not in part), for cash within 90 days following the occurrence of such Special Event, and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, AAG Holding will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures and Debt Guarantee to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures and Debt Guarantee should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     If the Subordinated Debentures and Debt Guarantee are distributed to the holders of the Preferred Securities, AAG Holding will use its best efforts to cause the Subordinated Debentures to be listed on the NYSE or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Subordinated Debentures, together with the Debt Guarantee, upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the Preferred Securities will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.

     If AAG Holding elects to liquidate the Trust and thereby causes the Subordinated Debentures and Debt Guarantee to be distributed to holders of the Preferred Securities in liquidation of the Trust, AAG Holding shall have the right to shorten the maturity of such Subordinated Debentures to a date not
earlier than             , 2001 or extend the maturity of such Subordinated
Debentures to a date not later than the earlier of (a)                , 2045 or
(b) the Interest Deduction Date (as defined herein), provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures and Debt Guarantee--Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's fiscal 1997 budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of AAG Holding, and AAG Holding will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit AAG Holding's right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of tax counsel, the Company believes this will allow AAG Holding an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, AAG Holding will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, adverse judicial decisions, final legislation or official administrative pronouncements will not affect the ability of AAG Holding to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit AAG Holding to cause
the redemption of the Preferred Securities prior to             , 2001 (the
first date on which AAG Holding would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred Securities--Special Event Redemption" and "United States Federal Income Taxation."

REDEMPTION PROCEDURES

     The Trust may not redeem any of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that AAG Holding has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the depository funds sufficient to pay the applicable Redemption Price and will give the depository irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that AAG Holding fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "--Book-Entry Issuance--The Depository Trust Company."

     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by a national securities exchange or other organization on which the Preferred Securities are then listed, AAG

Holding, pursuant to the Indenture, will only redeem the Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company, AAG Holding or their affiliates may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive on a pro rata basis, solely out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of AAG Holding as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture, the Subordinated Debentures issued to the Trust and the Subordinated Debenture Guarantee, provide a full and unconditional guarantee by the Company of the Preferred Securities.

TERMINATION

     Pursuant to the Declaration, the Trust shall terminate upon the earliest of
(i) , 2051, (ii) the bankruptcy of the Company or AAG Holding, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company or AAG Holding, the filing of a certificate of cancellation with respect to the Trust, after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certification of cancellation or the revocation of the charter of the Company or AAG Holding and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of all the Subordinated Debentures from the Trust, (v) the entry of a decree of a judicial dissolution of the Company, AAG Holding or the Trust, or (vi) the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. Each of AAG Holding and the Company is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or Debt Guarantee held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding or the Company to enforce the Property Trustee's rights under such Subordinated Debentures or Debt Guarantee without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payment on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder. In connection with such Direct Action, AAG Holding will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by AAG Holding to such record holder of Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of Trust Guarantee--Modification of the Trust Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures and Debt Guarantee, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures and Debt Guarantee, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), the Property Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or
(iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures and Debt Guarantee, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-

Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Issuance--The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) AAG Holding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures and the Company expressly acknowledges such trustee of such successor entity as the holder of the Debt Guarantee, (iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

EXPENSES AND TAXES

     In the Indenture, AAG Holding has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of AAG Holding under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of AAG Holding directly against AAG Holding, and AAG Holding has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against AAG Holding. AAG Holding has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK-ENTRY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depository for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede&Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be delivered to DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of Beneficial Owners that are their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Preferred Securities to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The

Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but none of the Company, AAG Holding nor the Trust takes responsibility for the accuracy thereof. Unless the context otherwise requires, the term "holder of Preferred Securities" shall refer to Beneficial Owners rather than to DTC.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Preferred Securities Guarantee Trustee.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry form, the following provisions would apply:

     Securities Transfer Company , Cincinnati, Ohio, will act as the initial paying agent. The Company may designate an additional or substitute paying agent at any time.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or AAG Holding may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. AAG Holding is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of AAG Holding for United States federal income tax purposes. In this connection, AAG Holding and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Articles of Incorporation of AAG Holding, that each of AAG Holding and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                         DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as independent indenture trustee for Trust Indenture Act purposes under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of the Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Trust.

GENERAL

     Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Trust Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining for distribution to holders of such Preferred Securities in liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If AAG Holding does not make interest or principal payments on the Subordinated Debentures purchased by the Trust and the Company does not fulfill its obligations under the Debt Guarantee, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of the Trust with respect to the Common Securities (the "Trust Common Guarantee") to the same extent as the Trust Guarantee, except that, if an Event of Default under the Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or a Declaration Event of Default under the Declaration, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Trust Guarantee and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee or the Debt Guarantee); provided, however, that the Company may declare and pay a stock dividend where the dividend is paid in the form of the same stock as that on which the dividend is being paid.

MODIFICATION OF THE TRUST GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities is set forth above under "Description of the Preferred Securities--Voting Rights." All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants who in turn will be acting at the direction of the Beneficial Owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEE

     The Trust Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Subordinated Debentures held by the Trust to the holders of all of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

STATUS OF THE TRUST GUARANTEE

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantee will be governed by and construed in accordance with the law of the State of Delaware.

         DESCRIPTION OF THE SUBORDINATED DEBENTURES AND DEBT GUARANTEE

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to,
the description in the Indenture, dated as of September   , 1996 (the
"Indenture"), among AAG Holding as issuer, AAG, as Guarantor, and The Bank of New York, as Trustee (the "Indenture Trustee"), the form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     At any time, AAG Holding will have the right to liquidate the Trust and cause the Subordinated Debentures and Debt Guarantee to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities--Distribution of the Subordinated Debentures."

     If the Subordinated Debentures and the Debt Guarantee are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have such securities listed on the NYSE or on such other exchange on which the Preferred Securities are then listed.

GENERAL

     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $ million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by AAG Holding in exchange for the Common Securities (the "AAG Holding Payment").

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon
including Compounded Interest (as hereinafter defined), if any, on             ,
2026, subject to the election of AAG Holding to shorten or extend the scheduled maturity date of the Subordinated Debentures, which election, in the case of an extension of the scheduled maturity date, is subject to AAG Holding satisfying certain financial conditions. See "--Option to Change Scheduled Maturity Date." The Subordinated Debentures will be fully and unconditionally guaranteed on a subordinated basis as to principal, premium, if any, and interest by the Company.

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the principal corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of AAG Holding by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or AAG Holding or other similar transaction that may adversely affect such holders.

DEBT GUARANTEE

     The Indenture provides that the Company will fully and unconditionally guarantee the due and punctual payment of the principal and interest on the Subordinated Debentures when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Since AAG is a holding company, the right of the Company and, hence, the right of creditors of the Company (including the holders of the Subordinated Debentures) to participate in any distribution of the assets of any subsidiaries of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of its subsidiaries, except to the extent that claims of the Company itself as a creditor of a subsidiary may be recognized.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of AAG Holding and that the Debt Guarantee is subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal of (including redemption payments), premium, if any, or interest on, the Subordinated Debentures and no payment under the Debt Guarantee may be made if any Senior Indebtedness of AAG Holding or the Company, as the case may be, is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any Senior Indebtedness of AAG Holding or the Company, as the case may be, has been accelerated because of a default. Upon any distribution of assets of AAG Holding or the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness of AAG Holding or the Company, as the case may be, (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) must be first paid in full before the holders of Subordinated Debentures or the Debt Guarantee are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debentures and the Debt Guarantee will be subrogated to the rights of the holders of Senior Indebtedness of AAG Holding or the Company, as the case may be, to receive payments or distributions applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Debentures or the Debt Guarantee, as the case may be, (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) are paid in full. In addition, the Subordinated Debentures and the Debt Guarantee will rank at least pari passu with all other subordinated debt securities and debt guarantees initially issued to other trusts, partnerships or other entities affiliated with the Company in connection with an issuance of securities similar to the Preferred Securities.

     The term "Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor ; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, including under all support agreements or guarantees by such obligor of debentures, notes and other securities issued by its subsidiaries; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with AAG Holding or the Company that is a financing entity for such obligor (a "financing entity") in connection with the issuance by such financing entity of securities that are similar to the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by AAG Holding or the Company.

OPTIONAL REDEMPTION

     AAG Holding shall have the right to redeem the Subordinated Debentures, (i)
at any time, in whole or in part, from time to time, on or after             ,
2001 or (ii) at any time in whole (but not in part) upon the occurrence of a Special Event as described under "Description of the Preferred Securities--Special Event Redemption," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, AAG Holding may only redeem the Subordinated Debentures in whole. AAG Holding may not redeem any Subordinated Debentures if there is accrued and unpaid interest on the Subordinated Debentures as of the Interest Payment Date (as defined below) next preceeding the redemption date.

INTEREST

     Each Subordinated Debenture shall bear interest at the rate of     % per
annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, an "Interest Payment Date"), commencing January 15, 1997, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry form, AAG Holding shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Indenture Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 90 day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO CHANGE SCHEDULED MATURITY DATE

     The "Scheduled Maturity Date" of the Subordinated Debentures is
  , 2026. AAG Holding, however, may, extend such maturity date (             ,
2026 or the maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date") for one or more periods, but in no event
later than the earlier of (i)             , 2045 or (ii) (the "Interest
Deduction Date"). The "Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures (including, but not limited to, at any time after an extension of the Maturity Date), of a debt instrument for which interest is deductible for federal income tax purposes. In no event shall the extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date. AAG Holding must exercise its right to extend the term at least 90 days prior to the Maturity Date then in effect and must satisfy the following conditions on the date AAG Holding exercises such right and on the Maturity Date then in effect prior to such proposed extension: (a) AAG Holding is not in bankruptcy or otherwise insolvent, (b) AAG Holding is not in default on any Subordinated Debenture issued to the Trust or to any trustee of the Trust in connection with an issuance of Trust Securities by the Trust, (c) AAG Holding has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) the Trust is not in arrears on payments of distributions on the Trust Securities, (e) the Subordinated Debentures or Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of AAG Holding's election to change the Maturity Date to the holders of the Preferred Securities.

     In addition, if AAG Holding exercises its right to liquidate the Trust and distribute the Subordinated Debentures as discussed above under "Description of the Preferred Securities--Distribution of the Subordinated Debentures," effective upon such exercise, the Maturity Date of the Subordinated Debentures may be changed to (i) any date elected by AAG Holding that is no earlier than
            , 2001 and (ii) any date elected by AAG Holding which is not later
than the earlier of (a)             , 2045 or (b) the "Interest Deduction Date;"
provided that on the date AAG Holding exercises such right, and on the Maturity Date in effect prior to such proposed extension, the conditions specified in the previous paragraph are satisfied.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     AAG Holding has the right, from time to time, to defer payment of interest on the Subordinated Debentures for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths during the term of the Subordinated Debentures. At the end of each Extension Period, if any, AAG Holding shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compounded Interest"). In the event AAG Holding exercises this right, then during any Extension Period, (a) the

Company and AAG Holding shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and (b) the Company and AAG Holding shall not, directly or indirectly, and will not allow any of their subsidiaries to, make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any debt securities issued by the Company and AAG Holding that rank pari passu with or junior to the Subordinated Debentures; provided, however, that, the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of the common stock of the Company or AAG Holding as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's or AAG Holding's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company or AAG Holding's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company or AAG Holding payable in common stock. Prior to the termination of any such Extension Period, AAG Holding may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, AAG Holding may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. AAG Holding has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, AAG Holding shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of AAG Holding's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, AAG Holding shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which AAG Holding is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

COVENANTS

     The Indenture requires AAG Holding to covenant to the following with respect to the Subordinated Debentures: (i) to duly and punctually pay the principal of and interest on the Subordinated Debentures (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Subordinated Debentures; (ii) to maintain an office or agency where the Subordinated Debentures may be presented, surrendered for payment, transferred or exchanged and where notices to AAG Holding may be served; (iii) if AAG Holding shall act as its own paying agent for the Subordinated Debentures, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due; (iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee, (v) to preserve its corporate existence, (vi) to cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition and (vii) to pay or discharge, before the same shall become delinquent, all taxes, assessments, government charges, and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of AAG Holding or a Subsidiary that comprise more than 10% or more of the combined assets of AAG Holding and its Subsidiaries, other than claims contested in good faith by AAG Holding. The Indenture also requires AAG Holding to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, AAG Holding is in compliance with the terms of the Indenture and, if not, the nature and status of such non-compliance.

     In addition, AAG Holding has also covenanted, with respect to the Subordinated Debentures, that for so long as the Preferred Securities and the Common Securities remain outstanding AAG Holding will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of AAG Holding under the Indenture may succeed to AAG Holding's ownership of the Common Securities, (ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust classified as a grantor trust, except in connection with a distribution of the Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, the redemption of all of the Preferred Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) continue not to be treated as an association taxable as a corporation for United States federal income tax purposes other than in connection with a distribution of Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, and (v) use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Upon any consolidation of AAG Holding with, or merger of AAG Holding into, any other person or any conveyance, transfer or lease of the properties and assets of AAG Holding substantially as an entirety, the successor person formed by such consolidation or into which AAG Holding is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, AAG Holding under the Indenture with the same effect as AAG Holding prior to such transaction, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Indenture and the Subordinated Debentures.

INDENTURE EVENTS OF DEFAULT

     The occurrence of any of the following events with respect to the Subordinated Debentures will, unless otherwise specified, constitute an "Event of Default" with respect to the Subordinated Debentures: (a) default for thirty
(30) days in the payment of any installment of interest on the Subordinated Debentures; (b) default in the payment of any of the principal of the Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c) default for sixty (60) days by AAG Holding in the observance or performance of any other covenant or agreement contained in the Subordinated Debentures or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of the Subordinated Debentures after written notice thereof as provided in the Indenture; (d) (i) an event of default occurs under any instrument (including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company or AAG Holding for money borrowed by the Company or AAG Holding, as the case may be, (other than non-recourse indebtedness) which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding $15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right), prior to the stated maturity thereof; or any failure by the Company or AAG Holding to make any payment under a guarantee in respect of any indebtedness, in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company or AAG Holding shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (e) any final non-appealable judgment or order for the payment of money in excess of $15,000,000 is rendered against the Company or AAG Holding, such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of $15,000,000), which coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default; or (f) certain events of bankruptcy, insolvency or reorganization relating to the Company or AAG Holding.

     In addition, an Event of Default shall include the voluntary or involuntary dissolution or winding up of the business of the Trust or other termination of the existence of the Trust, other than in connection with (i) the distribution of the Subordinated Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration.

     If any Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. An Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable and the Company fails to make payments under the Debt Guarantee with respect to such amounts, then a record holder of Preferred Securities may institute a proceeding directly against AAG Holding for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its direct participants who will be acting at the direction of Beneficial Owners. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default" and "Description of the Preferred Securities--Voting Rights."

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

THE DEPOSITORY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities--Book-Entry Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. AAG Holding may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as the depository for the Global Securities.

     None of AAG Holding, the Trust, the Indenture Trustee, any paying agent and any other agent of AAG Holding or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies AAG Holding that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) AAG Holding, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Indenture will provide that the AAG Holding will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
             DEBENTURES, THE DEBT GUARANTEE AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) AAG Holding shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust; and (iv) the Declaration provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantee." If AAG Holding does not make interest and/or principal payments on the Subordinated Debentures purchased by the Trust and the Company does not make payments under the Debt Guarantee, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments.

     The Debt Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, and (ii) senior to the Company's preferred and common stock.

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of The Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture, the Debt Guarantee and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. In addition, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the Beneficial Owners of the Preferred Securities.

     If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures or Debt Guarantee held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against AAG Holding or the Company to enforce the Property Trustee's rights under such Subordinated Debentures or Debt Guarantee, respectively, without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of AAG Holding to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other required payment is otherwise payable, then a record holder of Preferred Securities may institute a Direct Action against AAG Holding for enforcement of such payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures. To the extent the Company or AAG Holding makes a payment to a record holder of Preferred Securities in connection with proceedings by such record holder directly against the Company or AAG Holding, the Company or AAG Holding, as the case may be, will be subrogated to the rights of the record holder of Preferred Securities to the extent of payments made by the Company or AAG Holding to the record holder. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the Beneficial Owners of the Preferred Securities. If another Indenture Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. In particular, legislation has been proposed that could adversely affect AAG Holding's ability to deduct interest on the Subordinated Debentures, which may in turn permit AAG Holding to cause a redemption of the Preferred Securities prior to 2001. See "--Proposed Tax Law Changes."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE TRUST

     In connection with the issuance of the Subordinated Debentures, Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Tax Counsel"), tax counsel for the Company, AAG Holding and the Trust, will render its opinion generally to the effect that, although not entirely free from doubt, under current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon current facts and assumptions contained in such opinion, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of AAG Holding.

     In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income on the Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued income tax regulations applicable to all debt instruments that, like the Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote because exercising that option would prevent the Company from declaring dividends on its stock. Based upon this conclusion, and although not free from doubt, in the opinion of Tax Counsel the Subordinated Debentures will not include OID. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

     Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Subordinated Debentures will become OID instruments, and all holders of the Preferred Securities will be required to accrue interest on a daily basis during any Extension Period even though the Company will not pay the interest in cash until the end of the Extension Period, and even though a holder may use the cash method of accounting. A holder who disposes of the Preferred Securities during such an Extension Period may suffer a loss because the market value of the Trust Securities will likely fall if the Company exercises its option to defer payments of interest on the Subordinated Debentures. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period, and a holder who sells the Preferred Securities during the Extension Period will not receive from the Company any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Extension Period).

     If the Subordinated Debentures become OID instruments (i.e., if the Company ever exercises its right to defer payment of interest), the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders will be required to continue accruing interest on the Subordinated Debentures on a daily basis, regardless of their method of accounting.

     The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

     Corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Preferred Securities--Distribution of the Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated for United States federal income tax purposes as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures to holders would be a taxable event to each holder and a holder would recognize gain or loss as if the holder had exchanged its Preferred Securities for the Subordinated Debentures it received upon liquidation of the Trust.

     Under certain circumstances described herein (see "Description of the Preferred Securities--Special Event Redemption"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Preferred Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming AAG Holding does not defer interest on the Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its right to defer payments of interest, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accured and unpaid interest on the Subordinated Debentures through the date of disposition, and to add such amount to the adjusted tax basis in such holder's pro rata share of the underlying Subordinated Debentures disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to AAG Holding's election to defer.

UNITED STATES ALIEN HOLDERS

     Prospective purchasers of Preferred Securities that are United States Alien Holders should consult their tax advisors with respect to the United States federal tax consequences, including in particular potential withholding tax consequences, as well as any tax consequences that may arise under the laws of any U.S. state, local or other U.S. or non-U.S. tax jurisdiction.

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

INFORMATION REPORTING TO HOLDERS

     Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996, the revenue portion of President Clinton's fiscal 1997 budget proposal was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity, instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of AAG Holding and AAG Holding will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of Tax Counsel, the Company believes this will allow AAG Holding an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, AAG Holding will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, final legislation, adverse judicial decisions or official pronouncements will not affect the ability of AAG Holding to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit AAG Holding to cause the redemption of the Preferred Securities prior to July 30, 2001 (the first date on which AAG Holding would otherwise be able to cause a redemption of Preferred Securities) as described more fully under "Description of Preferred Securities--Special Event Redemption."

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named herein, and each of the Underwriters, for whom Merrill Lynch,
Pierce, Fenner & Smith, Incorporated;             are acting as representatives
(the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                         NUMBER OF
                                     UNDERWRITER                    PREFERRED SECURITIES
                                                                    --------------------
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated................................
                                                                    --------------------
                     Total.......................................         3,000,000
                                                                    =================

     The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession not in excess of $ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of AAG Holding, the Underwriting Agreement provides that AAG Holding will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the investment therein of such proceeds, an amount of $ per Preferred Security (or $ in the aggregate) for the accounts of the several Underwriters provided that such compensation for sales of 10,000 or more Preferred Securities to any single purchaser will be $ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     Pursuant to the Underwriting Agreement, the Trust, AAG Holding and the Company have granted to the Underwriters an option exercisable for 30 days to purchase up to an additional 450,000 Preferred Securities at the offering price per Preferred Security set forth on the cover page hereof, solely to cover over-allotments, if any, in the sale of the Preferred Securities. The Company will pay Underwriters' Compensation in the amounts per Preferred Security set forth above with respect to such additional Preferred Securities. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Preferred Securities offered by the Underwriters hereby.

     During a period of 90 days from the date of this Prospectus, none of the Trust, the Company or AAG Holding will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).

     Application will be made to list the Preferred Securities, if approved, on the NYSE. If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representatives have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     The Company, AAG Holding and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Subordinated Debentures, the Trust Guarantee and the Debt Guarantee will be passed upon for the Company, AAG Holding and the Trust by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain United States federal income taxation matters also will be passed upon for AAG Holding and the Trust by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C. Attorneys in the Keating, Muething & Klekamp, P.L.L. and Akin, Gump, Strauss, Hauer & Feld, L.L.P. law firms hold shares of Common Stock of the Company. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. Certain legal matters in connection with the Securities will be passed upon for the Underwriters by Taft, Stettinius & Hollister, Cincinnati, Ohio and Skadden, Arps, Meagher & Flom, New York, New York.

                                    EXPERTS

     The consolidated financial statements of AAG appearing in AAG's annual report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Available Information...................      2
Incorporation of Certain Documents by
  Reference.............................      2
Prospectus Summary......................      3
The Company.............................      3
AAG Holding Company, Inc................      3
The Trust...............................      3
The Offering............................      4
Summary Financial Information...........      6
Risk Factors............................      7
The Trust...............................     15
The Company.............................     15
Capitalization..........................     22
Accounting Treatment....................     22
Ratio of Earnings to Fixed Charges......     22
Use of Proceeds.........................     23
Description of the Preferred
  Securities............................     23
Description of Trust Guarantee..........     35
Description of the Subordinated
  Debentures and Debt Guarantee.........     37
Effect of Obligations Under the
  Subordinated Debentures, the Debt
  Guarantee and the Trust Guarantee.....     45
United States Federal Income Taxation...     46
Underwriting............................     50
Legal Matters...........................     51
Experts.................................     51

             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------

                                   3,000,000
                              PREFERRED SECURITIES
                             AMERICAN ANNUITY GROUP
                                CAPITAL TRUST I

                               % TRUST ORIGINATED
                       PREFERRED SECURITIESSM ("TOPRSSM")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                          AMERICAN ANNUITY GROUP, INC.
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                              MERRILL LYNCH & CO.
                                            , 1996
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement:

    Securities and Exchange Commission registration fee*......................   $ 29,742
    NYSE listing fee..........................................................
    Legal fees and expenses...................................................
    Accounting fees and expenses..............................................
    Printing and engraving expenses...........................................
    Trustee's fees and expenses...............................................
    Rating Agencies' fees.....................................................
    Blue Sky fees and expenses................................................
    Miscellaneous.............................................................
                                                                                 --------
         Total................................................................   $
                                                                                 ========

- ---------
     *Actual; other expenses are to be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officer against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article VII of American Annuity Group, Inc., By-Laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of American Annuity Group, Inc., Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     American Annuity Group, Inc. also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by AAG Holding Company, Inc. ("AAG Holding") to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AAG Holding, by reason of the fact that he is or was a director, officer, employee or agent of AAG Holding, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of AAG Holding and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AAG Holding, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AAG Holding unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AAG Holding's Regulations extends such indemnification.

     The Declaration of Trust of American Annuity Group Capital Trust I (the "Trust") provides that no Regular Trustee, affiliate of the Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration of Trust also provides that to the fullest extent permitted by applicable law, American Annuity Group, Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions. The Declaration of Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by American Annuity Group, Inc., prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT                                  DESCRIPTION OF DOCUMENT
- -------                                  -----------------------
   1.1*    Form of Underwriting Agreement for Preferred Securities
   4.1     Form of Indenture
   4.2     Certificate of Trust of American Annuity Group Capital Trust I
   4.3*    Declaration of Trust of American Annuity Group Capital Trust I
   4.4     Form of Preferred Securities Guarantee Agreement by American Annuity Group, Inc.
   4.5     Form of Subordinated Debenture (contained in Exhibit 4.1)
   4.6     Form of Preferred Security
   4.7     Form of Common Security
   4.9     Form of Subordinated Debt Guarantee by American Annuity Group, Inc. (contained in
           Exhibit 4.1)
  4.10     Form of Common Securities Guarantee Agreement
   5.1*    Opinion of Keating, Muething & Klekamp, P.L.L.

EXHIBIT                                  DESCRIPTION OF DOCUMENT
- -------    -----------------------------------------------------------------------------------
   5.2*    Opinion of Morris, Nichols, Arsht & Tunnell
   8.1*    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  23.1     Consent of Ernst & Young.
  23.2*    Consent of Keating, Muething & Klekamp, P.L.L. (Contained on Exhibit 5.1).
  23.3*    Consent of Morris, Nichols, Arsht & Tunnel (Contained on Exhibit 5.2).
  23.4*    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Contained in Exhibit 8.1).
    24     Powers of Attorney (contained on the signature page).
  25.1     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture
  25.2     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of American
           Annuity Group Capital Trust I
  25.3     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee of the Trust Preferred Securities
           Guarantee for the benefit of the holders of Preferred Securities of American
           Annuity Group Capital Trust I

- ---------
* To be filed by amendment

ITEM 17. UNDERTAKINGS.

     (a) American Annuity Group, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrants hereby undertake that

          (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 24th day of September, 1996.

                                            AMERICAN ANNUITY GROUP, INC.

                                                CARL H. LINDNER
                                            By:

                                              Carl H. Lindner
                                              Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked an asterisk (*) below hereby designate Mark F. Muething or William J. Maney to sign all amendments, including post effective amendments to this Registration Statement as well as any related Registration Statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

             SIGNATURE                             CAPACITY                        DATE
- -----------------------------------   -----------------------------------   -------------------
        *          CARL H.            Chairman of the Board of Directors    September 24, 1996
              LINDNER                 (Principal Executive Officer)
- -----------------------------------
          Carl H. Lindner
        *          S. CRAIG           Director                              September 24, 1996
              LINDNER
- -----------------------------------
         S. Craig Lindner
       *          ROBERT A.           Director                              September 24, 1996
               ADAMS
- -----------------------------------
          Robert A. Adams
         *         A. LEON            Director                              September 24, 1996
             FERGENSON
- -----------------------------------
         A. Leon Fergenson
       *          RONALD G.           Director                              September 24, 1996
              JOSEPH
- -----------------------------------
         Ronald G. Joseph
     *        JOHN T. LAWRENCE        Director                              September 24, 1996
                III
- -----------------------------------
       John T. Lawrence III
       *         WILLIAM R.           Director                              September 24, 1996
              MARTIN
- -----------------------------------
         William R. Martin

             SIGNATURE                             CAPACITY                        DATE
- -----------------------------------   -----------------------------------   -------------------
       *          RONALD F.           Director                              September 24, 1996
              WALKER
- -----------------------------------
         Ronald F. Walker
       *          WILLIAM J.          Senior Vice President, Treasurer      September 24, 1996
               MANEY                  and Chief Financial Officer
- -----------------------------------   (Principal Financial Officer and
         William J. Maney             Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 24th day of September, 1996.

                                            AAG HOLDING COMPANY, INC.

                                            By: CARL H. LINDNER

                                              ----------------------------------
                                              Carl H. Lindner
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names are marked an asterisk (*) below hereby designate Mark F. Muething or William J. Maney to sign all amendments, including post effective amendments to this Registration Statement as well as any related Registration Statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

             SIGNATURE                             CAPACITY                        DATE
- -----------------------------------   -----------------------------------   -------------------
        *  CARL H. LINDNER            Director                              September 24, 1996
- -----------------------------------
          CARL H. LINDNER
        *  S. CRAIG LINDNER           Director                              September 24, 1996
- -----------------------------------
         S. CRAIG LINDNER
        *  ROBERT A. ADAMS            Director                              September 24, 1996
- -----------------------------------
          ROBERT A. ADAMS
        *  WILLIAM J. MANEY           Senior Vice President, Chief          September 24, 1996
- -----------------------------------   Financial Officer and Treasurer
         WILLIAM J. MANEY             (Principal Financial Officer and
                                      Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, American Annuity Group Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 24th day of September, 1996.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person below whose signature is preceded by an (*) hereby constitutes and appoints Mark F. Muething and William
J. Maney, or each of them, his true and lawful attorney and agent, to do any and all acts and instruments for him and in his name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable American Annuity Group Capital Trust I to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign amendments (including post effective amendments) and any related Registration Statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

                                      AMERICAN ANNUITY GROUP CAPITAL TRUST I

                                      By:         * MARK F. MUETHING

                                         ---------------------------------------
                                              MARK F. MUETHING, as Trustee

                                      By:      * CHRISTOPHER P. MILIANO

                                         ---------------------------------------
                                           CHRISTOPHER P. MILIANO, as Trustee